Exhibit 10.11.10

SYNEOS HEALTH, INC.
2018 Equity Incentive Plan

Global Restricted Stock Unit Award Agreement

This Global Restricted Stock Unit Award Agreement (the “Restricted Stock Unit Agreement”), including any special terms and conditions for the Participant’s country set forth in the Appendix B attached hereto (the Global Restricted Stock Unit Agreement, the Appendix B and all other appendices attached hereto, collectively, the “Agreement”), is made by and between Syneos Health, Inc., a Delaware corporation (the “Company”), and [NAME OF EMPLOYEE] (the “Participant”), effective as of [Grant Date] (the “Date of Grant”).

Attention:  Attached to this Agreement as Appendix A is a Restrictive Covenants Agreement, which imposes certain restrictions upon you both during and after your employment with the Company.  Your acceptance of the Restricted Stock Unit Award requires that you agree to the terms and conditions of this Agreement and the Restrictive Covenants Agreement.  It is important that you review the terms of each of these Agreements.

RECITALS

WHEREAS, the Company has adopted the Syneos Health, Inc. 2018 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Restricted Stock Units payable in shares of Common Stock (the “Shares”), subject to the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Restricted Stock Units. The Company has granted to the Participant, effective as of the Date of Grant, [Quantity Granted] Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in Section 4.5 of the Plan (the “RSUs”).

2.	Vesting of RSUs. Subject to the terms and conditions set forth in the Plan and this Agreement, the RSUs will vest as follows:
(a)

General. Except as otherwise provided in Sections 2(b) through 2(d) and Section 4, the RSUs will vest in equal annual installments of 33 and 1/3% of the Shares (each annual installment, a “Tranche”) over a three-year period on each anniversary of the Date of Grant (each annual vesting period within such three-year period, a “Vesting Period”), subject to the Participant’s continued Service through the last day of the applicable Vesting Period. Any fractional installments which result from the vesting of a Tranche shall be carried forward and vest when such combined fractional installments result in a full Share.
(b)	Effect of Death and Termination Due to Disability. The RSUs will become fully vested immediately upon the Participant’s death or termination of Service due to Disability.
(c)

Effect of Retirement. Upon the Participant’s Retirement after the first anniversary of the Date of Grant, the Participant shall be eligible to vest in a Pro-Rated Award. The number of RSUs that shall vest under a “Pro-Rated Award” shall be calculated by multiplying (i) the number of RSUs subject to the unvested Tranche of RSUs corresponding to the Vesting Period during which the Participant’s Retirement occurs, by (ii) a fraction, the numerator of which shall be the number of days that have elapsed between the first day of the applicable Vesting Period and the date of the Participant’s Retirement, and the denominator of which shall be 365. No fractional Shares shall be issued, and any fractional Shares that would have been deemed vested based on the foregoing calculation shall be rounded down to the next whole Share. For the avoidance of any doubt, the remaining unvested Tranches corresponding to Vesting Periods commencing following the date of the Participant’s Retirement shall be forfeited upon the Participant’s Retirement and all of the RSUs shall be forfeited in the event of the Participant’s Retirement on or prior to the first anniversary of the Date of Grant. For purposes of this Agreement, “Retirement” means a voluntary termination of Service on or after the Participant (i) has attained age 55; and (ii) completed 10 years of continuous Service. For purposes of this Section 2(c), a Participant’s Retirement shall not include: (i) a termination by the Company for Cause (as defined in the Plan), as determined in the sole discretion of the Company, (ii) a resignation by the Participant after being notified that the Company has elected to terminate the Participant for Cause, (iii) a termination or resignation by the Participant during the pendency of an investigation with respect to the Participant or while the Participant is on a performance improvement plan, or (iv) any other circumstance upon which the Company determines in good faith the Participant is not in good standing at the time of such termination at the sole discretion of the Company.

Notwithstanding the foregoing, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable treatment that applies to the RSUs if the Participant attains the conditions set forth in this Section 2(c) being deemed unlawful and/or discriminatory, the provisions above regarding the treatment of the RSUs shall not be applicable to the Participant.

(d)

Effect of Involuntary Termination in Connection with Change in Control. The RSUs will become fully vested immediately upon the Participant’s termination of Service in the event that (A) the Participant’s Service is terminated by the Company for any reason other than Cause (as defined in the Plan), or (B) the Participant resigns for Good Reason, in each case, at the time of, or within twenty-four (24) months following, the consummation of a Change in Control occurring after the

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Date of Grant (either of such events of termination within such twenty-four-month period, a “CIC Termination”).

As used in this Agreement, “Good Reason” shall mean the occurrence, without the Participant’s express written consent, of any of the following events: (i) a material reduction in the Participant’s annual base salary; (ii) a material adverse change to the Participant’s title compared to the Participant’s title immediately prior to the Change in Control; (iii) a requirement that the Participant relocate to a principal place of employment more than fifty (50) miles from the Participant’s assigned principal office location as of immediately prior to the occurrence of the Change in Control; or (iv) if the Participant has an effective employment agreement, service agreement, or other similar agreement with the Company or any Subsidiary, a material breach of such agreement, provided, that, any event described in clauses (i), (ii), (iii) and (iv) above shall constitute Good Reason only if the Participant provides the Company with written notice of the basis for the Participant’s Good Reason within forty-five (45) days of the initial actions or inactions of the Company or any Subsidiary giving rise to such Good Reason and the Company or applicable Subsidiary has not cured the identified actions or inactions within sixty (60) days of such notice, and provided further that the Participant terminates his or her Service within thirty (30) days following the Company’s or applicable Subsidiary’s failure to cure within the 60-day cure period.

Any vesting acceleration contemplated under this Section 2(d) shall be subject to the limitations provided in Section 5.5 of the Plan.

3.	Settlement of RSUs Upon Vesting.
(a)

Settlement in Stock. RSUs vested as described in Section 2 above will be settled by delivering to the Participant a number of Shares equal to the number of vested RSUs within sixty (60) days of the date on which the RSUs vest, subject to any special timing requirements applicable under Section 17(l), the terms of this Agreement and payment of any Tax-Related Items. In any case, the Company may provide a reasonable delay in the delivery of the Shares to address Tax-Related Items, withholding, and other administrative matters, provided that any such delay does not result in a violation of Section 409A of the Code (to the extent the Participant is a U.S. taxpayer). Neither the Company nor the Committee will be liable to the Participant or any other Person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.

(b)

Book-Entry Registration of the Shares. The Company will deliver the Shares payable pursuant to this Agreement within the settlement period set forth in Section 3(a) by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Participant’s name.

(c)

Shareholder Rights. The Participant will not have any rights of a stockholder with respect to the Shares subject to the RSUs, including voting and dividend rights, unless and until the Shares are delivered as described in Section 3(b) above.

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(d)

Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary employing or retaining the Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of Shares following the vesting date of the RSUs, the subsequent sale of Shares acquired pursuant to such vesting/delivery and the receipt of any dividends and/or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(e)

Withholding Requirements. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at the Company’s and/or the Employer’s discretion, to satisfy their obligations, if any, with regard to all Tax-Related Items by one or a combination of the following: (1) cash payment by the Participant to the Company prior to the day of vesting of an amount that the Company will apply to the required withholding; (2) withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company and/or the Employer; (3) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); (4) withholding in Shares to be issued upon settlement of the RSUs, subject to approval by the Committee if the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act; or (5) any other method of withholding determined by the Company to be permitted under the Plan and, to the extent required by applicable law or under the Plan, approved by the Committee.  For the purposes of alternative (4) above, any Shares withheld shall be credited for purposes of the withholding requirements at the fair market value of the Shares on the date that the tax withholding is determined. Until such time as the Company provides notice to the contrary, it will satisfy any withholding requirements for Tax-Related Items pursuant to alternative (3) above; provided, however, that if such method (A) cannot be processed by the broker or (B) the Participant is subject to the Company’s Insider Trading Compliance Policy (the “Insider Trading Policy”), the sale of Shares pursuant to alternative (3) is prohibited under the Insider Trading Policy and the Participant has not entered into an arrangement that is intended to comply with the requirements of Rule 10b5-1(c)(1) of the Exchange Act and that provides for the sale of all of the

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Shares subject to this Agreement, the Company will instead collect withholding for Tax-Related Items pursuant to alternative (4).

The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including the maximum applicable rates in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in Common Stock) from the Company or the Employer.  In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant agrees to pay to the Company or the Employer, including through withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

In addition, to the extent that any U.S. Federal Insurance Contributions Act tax withholding obligations arise in connection with the RSUs prior to the applicable vesting or settlement date, the vesting of the Award shall be accelerated with respect to a number of RSUs sufficient to satisfy (but not in excess of) such tax withholding obligations and any other tax withholding obligations associated with any such acceleration, and the withholding obligations shall be satisfied pursuant to the tax withholding method noted in alternative (4) above.

4.

Forfeiture. Except as provided in Sections 2(b) through 2(d) above, any unvested RSUs will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). Without limiting the generality of the foregoing, the RSUs and the Shares (and any resulting proceeds) will continue to be subject to Section 13 of the Plan.

5.	Adjustment to RSUs. In the event of any change with respect to the outstanding Shares contemplated by Section 4.5 of the Plan, the RSUs may be adjusted in accordance with Section 4.5 of the Plan.
6.	Nature of Grant. In accepting the RSUs, the Participant acknowledges, understands and agrees that:

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(a)

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)

the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)	all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
(d)

the RSUs and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract, nor be interpreted as amending the terms of an existing employment or services contract, with the Company or any Subsidiary, including the Employer if applicable;

(e)	the Participant is voluntarily participating in the Plan;
(f)	the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)

the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)

unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary;

(i)	the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(j)

no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of the Participant’s Service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

(k)

the following provision shall not apply to Participants in the state of California: In consideration of the grant of the RSUs to which the Participant is otherwise not entitled, the Participant irrevocably agrees to release and never to institute any claims which have arisen, occurred or existed at any time prior to the date of this Restricted Stock Unit Agreement (“Claim”) against the Company or any of its Subsidiaries, and waives his or her ability, if any, to bring any such Claim; if,

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notwithstanding the foregoing, any such Claim is allowed by an arbitrator or other tribunal of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such Claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such Claim; and

(l)

The following provision applies if the Participant is providing services outside the United States: neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

7.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

8.

Restrictive Covenants. The Participant acknowledges and recognizes that during the course of Participant’s employment with the Company or its Subsidiaries, the Participant will be given access to and become informed of Confidential Information and the Participant will be the beneficiary of the goodwill of the Company and its Subsidiaries, and, accordingly, agrees to the provisions of the Restrictive Covenants Agreement (“RCA”) annexed as Appendix A to this Agreement (the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants between the Participant and the Company or any of its Subsidiaries, including the Employer. If Participant breaches any non-competition, confidentiality or other restrictive covenant owed to the Company or any of its Subsidiaries pursuant to the RCA annexed hereto or any other agreement, as determined by the Committee in its sole discretion: (i) any unvested portion of the RSUs held by the Participant shall be immediately rescinded; and (ii) the Participant shall automatically forfeit any rights that the Participant may have with respect to the RSUs as of the date of such determination. The foregoing remedies set forth in this Section 8 shall not be the Company’s exclusive remedies. The Company reserves all other rights and remedies available to it at law or in equity.

9.	Data Privacy Provisions Applicable to Participants Outside the European Union/European Economic Area/United Kingdom (“EEA+”).

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the purpose of implementing, administering and managing the Participant’s participation in the Plan.

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The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs, Performance RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Participant understands that Data will be transferred to Fidelity Stock Plan Services, LLC or any other broker selected by the Company, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Syneos Health, Inc. Human Resources Department (HRSupportServicesAmerica@SyneosHealth.com). The Participant authorizes the Company, Fidelity Stock Plan Services, LLC or any other broker selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Syneos Health, Inc. Human Resources Department (HRSupportServicesAmerica@SyneosHealth.com). Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s Service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Syneos Health, Inc. Privacy Office (data.privacy@syneoshealth.com).

Finally, upon request by the Company or the Employer, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance

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with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that the Participant will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.

10.	Data Privacy Provisions Applicable to Participants in the EEA+.

The Company and the Employer hereby notify the Participant of the following in relation to the Participant’s Data (as defined below) and the collection, processing and transfer in electronic or other form of such Data in relation to the grant of RSUs and the Participant’s participation in the Plan. The collection, processing and transfer of the Participant’s Data is necessary for the legitimate purpose of the Company’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of Data may affect the Participant’s participation in the Plan. As such, by participating in the Plan, the Participant acknowledges the collection, use, processing and transfer of Data and with respect to the limited transfer to the third party administrator Fidelity Stock Plan Services, LLC, consents to the transfer of Data as described herein.

The Participant understands that the Company and the Employer will hold certain personal information about the Participant to administer the Plan. This personal information may include, the Participant’s name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs, Performance RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Company and the Employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Plan, and the Company and the Employer may each further transfer Data to third parties assisting the Company or the Employer in the implementation, administration and management of the Plan. The Participant understands that Data will be transferred to Fidelity Stock Plan Services, LLC or any other broker selected by the Company, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Syneos Health, Inc. Human Resources Department (HRSupportServicesAmerica@SyneosHealth.com). For any intragroup transfers of Data outside the EEA or the UK, the transfer will be under the European Commission’s model contracts for the transfer of personal data to third countries  (i.e., the standard contractual clauses) (the “Model Clauses”), or any equivalent contracts issued by the relevant competent authority of the UK (as applicable),

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unless the data transfer is to a country that has been determined by the European Commission or the relevant UK authorities (as applicable) to provide an adequate level of protection for individuals’ rights and freedoms for their personal data. Please contact the Syneos Health Privacy Office (data.privacy@syneoshealth.com) should you wish to receive a copy of the relevant Model Clauses.

11.	Data Privacy Provisions Applicable to Participants in all Countries.

Where provided by applicable law, the Participant may have the right to exercise certain rights with respect to their Data, which may be subject to certain limitations and exclusions. For example, these rights may include the right to know what Data is processed, access to Data, rectification of Data, erasure of Data, restriction of processing of Data (including, where applicable, the restriction on the sale of Data), and portability of Data. The Participant may also have the right to object to the processing of Data, as well as to opt-out of the Plan, in any case without cost, by contacting in writing the Syneos Health, Inc. Human Resources Department. The Participant understands, however, that the Participant's participation in the Plan may be limited and the Company and the Employer may not be able to grant the Participant RSUs or other equity awards or administer or maintain such awards if the Participant refuses to provide Data. The Participant agrees to provide full cooperation in executing data privacy consent forms, agreements or any related documentation that the Company and/or the Employer deem necessary for the purpose of administering the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future.

When the Company and the Employer no longer need to use Data for the purposes above or do not need to retain it for compliance with any legal or regulatory purpose, each will take reasonable steps to remove Data from their systems and/or records containing the Data and/or take steps to properly anonymize it so that the Participant can no longer be identified from it. Further information concerning the Company’s data retention practices can be found in the Company’s Records Management Policy.

12.

Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

13.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.

Imposition of Other Requirements. The Company reserves the right to impose any other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable

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for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
15.

Appendix B. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any additional terms and conditions set forth in Appendix B for the Participant’s country. Appendix B constitutes part of this Restricted Stock Unit Agreement.

16.

Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares or rights linked to the value of Shares (e.g., phantom awards, futures) during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties include fellow employees.

Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for complying with any applicable restrictions and should speak with a personal legal advisor on this matter.

17.

Foreign Asset/Account Reporting; Exchange Controls. The Participant’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant should consult his or her personal legal advisor for any details.

18.	Miscellaneous Provisions.
(a)

Securities or Exchange Control Laws Requirements. No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by U.S. or non-U.S. federal and state securities or exchange control laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this

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Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the U.S. Securities Act of 1933, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

(b)

Non-Transferability. The RSUs and the rights and privileges conferred thereby shall be non-transferrable except as provided by Section 15.3 of the Plan. Any Shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable U.S. or non-U.S. federal, state or local laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon any certificate(s) or other document(s) delivered to the Participant, or on the books and records of the Company’s transfer agent, to make appropriate reference to such restrictions.

(c)

No Right to Continued Service. Nothing in this Agreement or the Plan confers any right or obligation upon the Participant or the Company or any Subsidiary, including the Employer, to continue the Participant’s employment with the Employer.

(d)

Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company: (x) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service or non-U.S. equivalent, by registered or certified mail, with postage and fees prepaid; or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(e)

Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

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(f)

Waiver. No waiver by the Company of any breach or condition of this Agreement by the Participant or any other Participant will be deemed to be a waiver by the Company of any other or subsequent breach or condition whether of like or different nature.

(g)

Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h)

Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(i)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.
(j)

Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(k)

Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(l)	IRC Section 409A. This Section 18(l) applies only to Participants who are U.S. taxpayers.

Anything in this Agreement to the contrary notwithstanding, RSUs that are non‑qualified deferred compensation subject to Section 409A of the Code and that vest as a result of the Participant’s termination of employment under Section 2(b), 2(c), or 2(d) hereof shall be settled within 60 days of the date the Participant experiences a “separation from service,” within the meaning of Section 409A of the Code (“Separation from Service”). If the Participant is a “specified employee” within the meaning of Section 409A of the Code as of the date of the Separation from Service (as determined in accordance with the methodology established by the Company as in effect on the Date of Termination), any RSUs that are non-qualified deferred compensation that are payable upon a Separation from Service shall instead be settled on the first business day that is after the earlier of (i) the date

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that is six months following the date of the Participant’s Separation from Service or (ii) the date of the Participant’s death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code, or any successor provision thereto.

(m)

Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement, together with any appendices hereto. The Participant has read and understands the terms and provisions of the Plan and this Agreement, as well as the attached Restrictive Covenants Agreement and accepts the RSUs subject to all of the terms and conditions of the Plan and these Agreements. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail. The Participant must accept this Agreement electronically pursuant to the online acceptance procedure established by the Company within 30 days after the Agreement is presented to the Participant for review. If the Participant fails to accept the Agreement within such 30-day period, the Company may, in its sole discretion, rescind the Award in its entirety. By electronically accepting the Agreement, the Participant is also accepting the Restrictive Covenants Agreement, and this Award is granted under and governed by the terms and conditions of the Plan and these Agreements.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and the Participant have executed this Global Restricted Stock Unit Award Agreement and any appendices thereto as of the date first written above.

SYNEOS HEALTH, INC.

By:	/s/ Alistair Macdonald
Name:	Alistair Macdonald
Title:	Chief Executive Officer

PARTICIPANT

[Electronic Signature]

Participant Signature
Name:	[Participant Name]
Acceptance Date: [Acceptance Date]

[Signature Page – Global Restricted Stock Unit Award Agreement]

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Appendix A

RESTRICTIVE COVENANTS AGREEMENT

The Participant acknowledges and agrees that in light of the Participant’s access to Confidential Information and Participant’s position of trust and confidence with the Company or its Subsidiaries, Participant shall be subject to the restrictive covenants set forth herein. The Participant knows that the promises in this Restrictive Covenants Agreement (“RCA”) are an important way for the Company and its Subsidiaries to protect their proprietary interests and understands that the terms of this RCA are affected by the location in which the Participant is employed, as stated in Attachment A and Attachment B to this RCA. As a condition of the grant of the RSUs, the Participant agrees as follows:

1.Definitions. Capitalized terms not otherwise defined in this RCA shall have the same meanings as set forth in the Syneos Health, Inc. 2018 Equity Incentive Plan, and the Global Restricted Stock Unit Award Agreement (including the Appendix B and any other appendix attached thereto). The following terms shall have the following meanings for the purposes of this RCA:

(a)“Termination Date” means the last day of the Participant’s employment by the Company or any of its Subsidiaries.

(b)“Non-Solicit Restricted Period” means the period commencing on the Termination Date and ending twelve (12) months after the Termination Date.

(c)“Non-Compete Restricted Period” means the period commencing on the Termination Date and ending twelve (12) months after the Termination Date.

(d)“Company Customer” means a person or entity for whom the Company or any of its Subsidiaries was providing services either at the time of, or at any time within the twelve (12) months preceding the Termination Date, and for whom the Participant had direct contact with and/or carried out or oversaw a material business responsibility during said twelve (12) month period or about whom the Participant had exposure to or received Confidential Information as a result of the Participant’s employment with the Company or any of its Subsidiaries.

(e)“Prospective Customer” means a person or entity (i) that the Participant contacted for the purpose of soliciting business on behalf of the Company or any of its Subsidiaries during the twelve (12) months preceding the Termination Date; or (ii) to which the Company or any of its Subsidiaries had submitted a bid or proposal for services during the twelve (12) months preceding the Termination Date, and in which bid or proposal the Participant was involved in any material respect.

(f)“Company Person” means any person who is an employee of or consultant to the Company or any of its Subsidiaries as of the Termination Date.

(g)“Company Business” means (i) developing, marketing, selling and/or providing services to pharmaceutical, biotechnology, life sciences, medical device and medical diagnostic companies regarding: (A) the commercialization of pharmaceuticals, biologics, medical devices

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or diagnostic products, including, but not limited to, outsourced sales and related operations, marketing, naming/branding, advertising, public relations, medical communications and medication adherence services for the Company’s clients, (B) the provision of clinical trials and related support services including, but not limited to, bioanalysis, biostatistics, data management, feasibility studies, global safety and pharmacovigilance, laboratory operations, medical writing, project management, protocol and case report form design, quality assurance, regulatory affairs and consulting, medical oversight, risk management, site and patient recruitment, site management, strategic planning, study monitoring and late stage services for the Company’s clients, (C) the staffing of clinical trial and/or clinical research and development personnel for the Company’s clients, and (D) the provision of consulting services including, but not limited to, brand management, business development, clinical development, commercial strategy and organizational design, product launch planning, medical affairs, pricing and market access and risk evaluation and mitigation strategy for the Company’s clients; and (ii) any other business that the Company and its Subsidiaries engage in, or that the Company and its Subsidiaries have developed definitive plans to engage in, as of the Termination Date.

(h)“Restricted Area” means the following geographical areas: (i) any city, metropolitan area, county (or similar political subdivision in foreign countries) in which the Participant personally provided material services on behalf of the Company during the twelve (12) months prior to the Termination Date; (ii) within a 60-mile radius of the location(s) where the Participant had an office during the twelve (12) months prior to the Termination Date; (iii) within a 60 mile radius of Raleigh, North Carolina; and (iv) any city, metropolitan area, county (or similar political subdivision in foreign countries) in which the Company or any of its Subsidiaries is located or does or did business, during the twelve (12) months prior to the Termination Date.

(i)“Confidential Information” means without limitation, any confidential or proprietary information or materials of the Company or its Subsidiaries, whether of a technical, business, or other nature, including information and materials which relate to operations, processes, products, promotional material, developments, patent applications, formulas, sponsor or client lists, manufacturing processes, trade secrets, basic scientific data, data systems, employment policies, formulation information, budgets, bids, proposals, study protocols, coding devices, and any other confidential data or proprietary information in connection with the Company, its Subsidiaries or their business affairs, including but not limited to any information relating to the operation of the Company’s and/or its Subsidiaries’ business which the Company or its Subsidiaries may from time to time designate as confidential or proprietary or that Participant reasonably knows should be, or has been, treated by the Company and/or its Subsidiaries as confidential or proprietary. Confidential Information encompasses all formats in which information is preserved, whether electronic, print or in any other form, including all originals, copies, notes or other reproductions or replicas thereof. Any trade secrets of the Company or its Subsidiaries will be entitled to all of the protections and benefits under any applicable trade secrets law, whether statutory or common law, including but not limited to the Delaware Uniform Trade Secrets Act, Del. Code Ann. tit. 6, §§ 2001–2009, the North Carolina Trade Secrets Protection Act, N.C. Gen. Stat. §§ 66-152 et seq., the Massachusetts Uniform Trade Secrets Act, M.G.L. ch. 93, §§ 42 to 42G, and the California Uniform Trade Secrets Act, Cal. Civ. Code §§ 3426 et seq. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret, such information will, nevertheless, be considered Confidential Information for purposes of this RCA.

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Notwithstanding the foregoing, the term “Confidential Information” shall not include information which (i) is already known to the Participant prior to its disclosure to the Participant by the Company; (ii) is or becomes generally available to the public through no wrongful act of any person; (iii) is at the time of disclosure part of the public knowledge or literature through no wrongful action by the Participant; or (iv) is received by the Participant from a third party without restriction and without any wrongful conduct on the part of such third party relating to such disclosure. The Participant acknowledges and agrees that the Confidential Information he/she obtains or becomes aware of as a result of his/her employment with the Company or any of its Subsidiaries is not generally known or available to the general public, but has been developed, compiled or acquired by the Company at its great effort and expense and that the Participant is required to protect and not disclose such information.

(j)“Subsidiary” or “Subsidiaries” means any corporation, partnership, limited liability company, joint venture, association, public or private limited company or other business entity at least 50% of the outstanding voting stock or voting interests of which is at the time owned or controlled, directly or indirectly, by the Company.

2.Non-Solicitation of Customers and Employees. The Participant agrees that during the Participant’s employment with the Company or any of its Subsidiaries and during the Non‑Solicit Restricted Period, the Participant will not, on the Participant’s own behalf, nor as an officer, director, stockholder, partner, associate, employee, owner, executive, consultant or otherwise on behalf of any person, firm, partnership, corporation, or other entity:

(a)solicit, induce, influence or attempt to solicit, induce or influence any Company Customer to (i) cease doing business in whole or in part with the Company and/or its Subsidiaries, or to otherwise limit or reduce its business with the Company and/or its Subsidiaries, (ii) purchase or accept products or services competitive with those offered by the Company and/or its Subsidiaries from any person or entity (other than the Company and/or its Subsidiaries), or (iii) do business with any other person or business that is Competitive with the Company;

(b)solicit, induce, influence or attempt to solicit, induce or influence any Prospective Customer to (i) cease doing business in whole or in part with the Company and/or its Subsidiaries, or to otherwise limit or reduce its business with the Company and/or its Subsidiaries, (ii) purchase or accept products or services competitive with those offered by the Company and/or its Subsidiaries from any person or entity (other than the Company and/or its Subsidiaries), or (iii) do business with any other person or business that is Competitive with the Company;

(c)provide or sell any products or services competitive with those offered by the Company and/or its Subsidiaries to any Company Customer;

(d)provide or sell any products or services competitive with those offered by the Company and/or its Subsidiaries to any Prospective Customer;

(e)interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, that the Company and/or its Subsidiaries have with any sponsor, supplier, vendor, distributor, lessor, lessee, licensor or business partner that transacts business with the Company and/or its Subsidiaries;

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(f)solicit, induce, encourage, entice or attempt to solicit, induce, encourage or entice any Company Person to terminate or alter his or her employment or engagement with the Company or any of its Subsidiaries; or

(g)employ or hire as an officer, director, employee, agent, consultant or independent contractor any Company Person.

3.Non-Competition.

(a)The Participant agrees that, during the Participant’s employment with the Company or any of its Subsidiaries, and during the Non-Compete Restricted Period, the Participant will not, within the Restricted Area, for the Participant’s own behalf or for any other person or entity, own, manage, operate or participate in the ownership, management, operation or control of, or be employed by or provide services to, any person, business or entity which competes with the Company Business if Participant would:

(i)have responsibilities or perform services that are entirely or substantially similar to the responsibilities or services that the Participant had or provided at the time of, or at any time within the twelve (12) months preceding the Termination Date;

(ii)be involved in creating, developing, modifying, accessing, utilizing or relying upon confidential information that is similar or relevant to that Confidential Information to which Participant created, developed, modified, accessed, utilized or relied upon during the Participant’s employment with the Company or any of its Subsidiaries; or

(iii)use, disclose, or engage in activity in which the Participant would be reasonably expected to use or disclose any Confidential Information.

(b)Notwithstanding the foregoing, the Participant’s ownership, directly or indirectly, of not more than one percent (1%) of the issued and outstanding stock of a corporation the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not violate this Section.

4.Business Opportunities. The Participant, while he or she is employed by the Company and its Subsidiaries, agrees to offer or otherwise make known or available to the Company or any Subsidiary, as directed by the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he or she may discover, find, develop or otherwise have available to him or her in any field in which the Company or any of its Subsidiaries is engaged, and further agrees that any such prospects, contracts or other business opportunities shall be the property of the Company.

5.Confidentiality.

(a)The Participant acknowledges that during his or her employment with the Company, he or she has and will necessarily become informed of, and have access to, the Confidential Information of the Company, and that the Confidential Information, even though it may be contributed, developed or acquired in whole or in part by the Participant is the Company’s exclusive property to be held by the Participant in trust and solely for the Company’s benefit.

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Accordingly, except as required by law, the Participant shall not, at any time, either during or subsequent to his or her employment, as applicable, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and its Subsidiaries and other responsible persons who are in a contractual or fiduciary relationship with the Company or one of its Subsidiaries and except for information that legally and legitimately is or becomes of general public knowledge from authorized sources other than the Participant.

(b)This RCA shall not prevent Participant from (i) reporting, without prior approval from the Company, possible violations of federal securities laws or regulations to any governmental agency or entity, including but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation; (ii) filing a charge of discrimination with the Equal Employment Opportunity Commission; (iii) cooperating with the Equal Employment Opportunity Commission in an investigation of alleged discrimination; (iv) revealing evidence of criminal wrongdoing to law enforcement; (v) testifying in any cause of action when required to do so by law, or (vi) divulging Confidential Information pursuant to an order of court or agency of competent jurisdiction. However, with respect to (v) and (vi) only, Participant must promptly inform the Company of any such situations and shall take such reasonable steps to prevent disclosure of the Company’s Confidential Information until the Company has been informed of such requested disclosure and the Company has had an opportunity to respond to the court or agency.

Further, 18 U.S.C. § 1833(b) states: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the parties to this RCA have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this RCA is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

6.Prior Restrictive Covenants. The restrictive covenants contained in this RCA are in addition to, and not in lieu of, any other restrictive covenants between the Participant and the Company or any of its Subsidiaries. For the avoidance of doubt, any and all of the Participant’s restrictive covenants agreed to prior to entering into this RCA (“Prior Restrictive Covenants”) will survive and supersede the restrictive covenants set forth in this RCA to the extent that any Prior Restrictive Covenant is for a longer period of time or is more restrictive in scope or location than the restrictive covenants set forth in this RCA. A breach of any such Prior Restrictive Covenant will also constitute a breach of this RCA.

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7.Injunctive Relief and Tolling. Participant acknowledges and agrees that if Participant breaches any of the provisions of Sections 2 through 6 hereof, it will cause irreparable damage to the Company and/or its Subsidiaries for which monetary damages alone will not constitute an adequate remedy. In the event of such breach or threatened breach, the Company shall be entitled as a matter of right (without being required to prove damages or furnish any bond or other security) to obtain a restraining order or an injunction to preserve or restore the status quo and will additionally be entitled to an award of attorneys’ fees incurred in connection with securing any relief hereunder. Such right to equitable or extraordinary relief shall not be exclusive but shall be in addition to all other rights and remedies to which the Company may be entitled at law or in equity, including, without limitation, the right to recover monetary damages for the breach by Participant of any of the provisions of this RCA. Further, Participant understands that if Participant breaches any of the provisions in Sections 2 through 6 of this RCA, the applicable restricted period will be extended for a period of time equal to the period of time Participant spent in breach of this RCA. If the Company is required to seek injunctive relief from such breach, then the applicable restricted period shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

8.Termination. Participant may terminate the employment relationship for any reason at any time upon giving the Company thirty (30) days prior written notice, as applicable law permits. In the case of a termination by the Company other than a termination for Cause (as defined in the Plan), the Company will provide thirty (30) days prior written notice of termination, as applicable law permits. In each case, the Company may, in its discretion, relieve the Participant of some or all of his/her duties during all or a part of such notice period. Subject to the forgoing notice obligation, the Participant’s employment with the Company shall remain at will, as applicable law permits.

9.Return of Company Property. By no later than the Termination Date, the Participant shall promptly deliver to the Company all property and possessions of the Company and its Subsidiaries, including all drawings, manuals, letters, notes, notebooks, reports, copies, deliverables containing Confidential Information and all other materials relating to the Company and any of its Subsidiaries’ business that are in the Participant’s possession or control.

10.Governing Law, Forum. All disputes, claims or controversies arising out of or related to this RCA, shall be governed by the laws of the country in which Participant is employed without regard for reference to any choice or conflict of law principles of any jurisdiction, and the parties agree that any action or proceeding with respect to this RCA or the Participant’s employment with the Company shall be brought exclusively in the courts in the country in which the Participant is employed.

11.Amendment, Modification or Waiver. This RCA may not be changed orally, and no provision of this RCA may be amended or modified unless such amendment or modification is in writing, signed by the Participant and by a duly authorized officer of the Company. No act or failure to act by the Company will waive any right, condition or provision contained herein. Any waiver by the Company must be in writing and signed by a duly authorized officer of the Company to be effective.

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12.Severability. In case any one or more of the provisions contained in this RCA shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this RCA, but this RCA shall be construed as if such invalid, illegal, or other unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this RCA shall for any reason be held to be excessively broad as to duration, geographical scope or subject, it shall be construed by limiting it and reducing it so as to be enforceable to the extent compatible with applicable law as it shall then appear.

13.Miscellaneous.

(a)The Participant’s and the Company’s obligations hereunder shall continue in full force and effect in the event that the Participant’s job title, responsibilities, work location or other conditions of his/her employment with the Company change subsequent to the execution of the RCA, without the need to execute a new RCA.

(b)Participant agrees to provide a copy of Sections 1 through 6 of this RCA to any subsequent employers or prospective employers during the applicable period of restriction (including but not limited to the Non-Solicit Restricted Period and the Non-Compete Restricted Period). The Participant specifically authorizes the Company to notify any subsequent employers or prospective employers of the Participant of the restrictions on the Participant contained in this RCA and of any concerns the Company may have about actual or possible conduct by the Participant that may be in breach of this RCA. The Participant agrees to promptly notify the Company of any offers to perform services, any engagements to provide services, and/or actual work of any kind, whether as an individual, proprietor, partner, stockholder, officer, employee, director, consultant, joint venturer, investor, lender, or in any other capacity whatsoever during the period of his/her employment by the Company or any of its Subsidiaries and during the Non‑Solicit Restricted Period and the Non-Compete Restricted Period. Such notice must be provided prior to the commencement of any such services or work.

(c)The rights and remedies of the parties under this RCA are cumulative (not alternative) and in addition to all other rights and remedies available to such parties at law, in equity, by contract or otherwise.

(d)The obligations in this RCA shall survive Participant’s termination of employment with the Company or a Subsidiary and the assignment of this RCA by the Company to any successor in interest or other assignee.

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APPENDIX B

SYNEOS HEALTH, INC.

2018 Equity Incentive Plan
Global Restricted Stock Unit Award Agreement

Country-Specific Terms and Conditions

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Syneos Health, Inc. 2018 Equity Incentive Plan, and the Global Restricted Stock Unit Award Agreement.

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the RSUs granted to the Participant if the Participant resides and/or works in a country listed below. If the Participant moves to another country after receiving the grant of the RSUs, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Participant.

Notifications

This Appendix B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the RSUs vest or the Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working (or if the Participant is considered as such for local law purposes), the information contained herein may not be applicable to the Participant in the same manner.

ARGENTINA

Terms and Conditions

Nature of Grant. This provision supplements Section 6 of the Global Restricted Stock Unit Award Agreement:

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The RSUs are an extraordinary benefit, which for labor law purposes (e.g., thirteenth month salary, Christmas bonuses, or similar payments) are valued at the fair market value of the Shares on the date of vesting, when the Shares are delivered to the Participant. Such value is inclusive of thirteenth month salary for the month in which the vesting occurs.

Notifications

Securities Law Information. Shares of the Company are not publicly offered or listed on any stock exchange in Argentina.

Exchange Control Information. Argentine currency exchange restrictions and reporting requirements may apply to the RSUs and any Shares acquired under the Plan; the relevant laws and regulations are subject to frequent change. The Participant should consult with the Participant’s personal legal advisor regarding any exchange control obligations the Participant may have in connection with participation in the Plan.

Foreign Asset/Account Reporting Information. The Participant must report holdings of any equity interest in a foreign company (e.g., Shares acquired under the Plan) on his or her annual tax return each year.

AUSTRALIA

Terms and Conditions

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

Australia Offer Document. The grant of RSUs under the Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Participant’s Australia Offer Document.

BELGIUM

Notifications

Foreign Asset/Account Reporting Information.  Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account held outside of Belgium on their annual tax return.  In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened).  The forms to complete the report are available on the National Bank of Belgium website.

Stock Exchange Tax Information.  A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker.  The stock exchange tax may apply when Shares acquired under the Plan are sold.  Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.

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CANADA

Terms and Conditions

RSUs Settled in Shares Only. Notwithstanding any discretion contained in the Plan, or any provision in this Agreement to the contrary, RSUs granted to employees in Canada shall be settled in Shares only and do not provide any right for the Participant to receive a cash payment.

The following terms and conditions apply to residents of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Global Restricted Stock Unit Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be provided to them in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la présente convention («Agreement»), ainsi que tous les documents exécutés, avis donnés et procédures judiciaires intentées, en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. This provision supplements Section 9 of the Global Restricted Stock Unit Award Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, its Subsidiaries and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Participant further authorizes the Company and its Subsidiaries to record such information and to keep such information in the Participant’s employee file.

Notifications

Securities Law Information. The Participant is permitted to sell Shares acquired under the Plan through a broker acceptable to the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market.

Foreign Asset/Account Reporting Information. Canadian residents are required to report foreign specified property, including Shares and rights to receive Shares (e.g., RSUs granted or Shares acquired under the Plan) in a non-Canadian company, on Form T1135 (Foreign Income Verification Statement), on an annual basis, if the total cost of the individual’s foreign specified property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign property held by the individual, RSUs must be reported.  Such RSUs may be reported at a nil cost.

For purposes of the reporting, Shares acquired under the Plan may be reported at their adjusted cost bases. The adjusted cost basis of a Share is generally equal to the fair market value of such

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Share at the time of acquisition; however, if the individual owns other Shares (e.g., acquired under other circumstances or at another time), the adjusted cost basis may be different.

The Participant should consult his or her personal tax advisor to determine the Participant’s exact reporting requirements in this regard.

FRANCE

Terms and Conditions

Consent to Receive Information in English.  By accepting the Agreement providing for the terms and conditions of the Participant’s grant, the Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language.  The Participant accepts the terms of those documents accordingly.

En acceptant le Contrat  décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce Contrat) qui ont été communiqués en langue anglaise.  Le participant accepte les termes en connaissance de cause.

Notifications

RSUs Not Tax-Qualified.  The Participant understands that the RSUs are not intended to be French tax-qualified.

Foreign Asset/Account Reporting Information.  French residents holding Shares outside France or maintaining a foreign bank account are required to report such to the French tax authorities when filing their annual tax returns, including any accounts that were closed during the year.  Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank).  In case of payments in connection with securities (including proceeds realized from the sale of Shares or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received.  The report must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de), in both German and English.  The Participant is responsible for making this report.

IRELAND

Notifications

Director Notification Requirement.  Directors, shadow directors or secretaries of an Irish Subsidiary whose interest in the Company represents more than 1% of the Company’s voting share

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capital must notify the Irish Subsidiary in writing when acquiring or disposing of their interest in the Company (e.g., RSUs granted under the Plan, Shares, etc.), when becoming aware of the event giving rise to the notification requirement or when becoming a director or secretary if such an interest exists at the time.  This notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgment.  By accepting the grant of these RSUs, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.  The Participant further acknowledges that the Participant has read and expressly approves the following sections of the Global Restricted Stock Unit Award Agreement: “Responsibility for Taxes”; “Withholding Requirements,” “Nature of Grant”; “Data Privacy Provisions Applicable to Participants in the EEA+;” and “Choice of Law; Jurisdiction.”

Notifications

Foreign Asset/Account Reporting Information.  Italian residents who, at any time during the fiscal year, hold foreign financial assets (such as cash, Shares or RSUs) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due.  The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad.  The Participant should consult a personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset Tax Information.  The value of the financial assets held outside of Italy (including Shares) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares acquired under the Plan) assessed at the end of the calendar year.

JAPAN

Notifications

Foreign Asset/Account Reporting Information.  Japanese residents are required to report details of any assets held outside of Japan as of December 31, including Shares acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50 million.  Such report will be due by March 15 each year.  The Participant is responsible for complying with this reporting obligation if applicable to the Participant and the Participant should consult his or her personal tax advisor in this regard.

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POLAND

Terms and Conditions

Consent to Receive Information in English. By accepting the RSUs, the Participant confirms having read and understood the Plan and the Agreement, which were provided in the English language. The Participant accepts the terms of these documents accordingly.

Notifications

Exchange Control Information. If the Participant holds foreign securities (including Shares) and maintains such securities in an account abroad, he or she may be required to file certain reports with the National Bank of Poland. Specifically, if the value of the Participant’s securities and cash held in an account abroad (when combined with all other assets held abroad) exceeds PLN 7 million, he or she must file reports with the National Bank of Poland regarding any transactions and the balances of the foreign accounts on a quarterly basis. Such reports are filed on special forms available on the website of the National Bank of Poland.  Additionally, any funds transfer by a Polish resident into or out of Poland in excess of a specified threshold (currently €15,000, unless the transfer of funds is considered to be connected with the business activity of an entrepreneur, in which case a lower threshold may apply) must be effected through a bank in Poland. Polish residents are required to store all documents related to any foreign exchange transactions for a period of five years.

SERBIA

Notifications

Securities Law Information. The grant of RSUs and the issuance of any Shares are not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.

Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Participant is permitted to acquire Shares under the Plan. However, the National Bank of Serbia may require that Serbian residents obtain permission to hold any proceeds from the sale of Shares in an offshore account. The Participant should consult with a personal legal advisor to determine his or her reporting obligations upon the acquisition of Shares under the Plan as such obligations are subject to change without notice based on the interpretation of applicable regulations by the National Bank of Serbia.

SINGAPORE

Terms and Conditions

Restriction on Sale of Shares. The RSUs are subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Participant will not be able to make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made (i) after 6 months from the Date of Grant or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA or (iii) pursuant to, and in accordance with, the conditions of any applicable provision of the SFA.

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Notifications

Securities Law Information. The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Requirement. If the Participant is a director, associate director or shadow director of a Singapore Subsidiary, the Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether the Participant is a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Subsidiary in writing when the Participant receives or disposes of an interest (e.g., RSUs, Shares) in the Company or a Subsidiary. These notifications must be made within two (2) business days of (i) acquiring or disposing of an interest in the Company or any Subsidiary, (ii) any change in a previously disclosed interest (e.g., sale of Shares acquired under the Plan) or (iii) becoming a director, associate director or shadow director if such an interest exists at that time. Futhermore, if the Participant is the Chief Executive Officer (“CEO”) of a Singapore Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply to the Participant.

SPAIN

Terms and Conditions

Nature of Grant.  The following provisions supplement Section 6 of the Global Restricted Stock Unit Award Agreement:

By accepting the grant of the RSUs, the Participant consents to participation in the Plan and acknowledge that the Participant has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant the RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Subsidiary, other than to the extent set forth in the Agreement.  Consequently, the Participant understands that the grant of the RSUs is made on the assumption and condition that the RSUs and any Shares acquired under the Plan are not part of any service agreement (either with the Company or any Subsidiary), and shall not be considered a mandatory benefit, compensation for any purpose, or any other right whatsoever.  In addition, the Participant understands that the RSUs would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the RSUs shall be null and void.

Further, the Participant understands that unless otherwise set forth in this Agreement, the Participant will not be entitled to continue vesting in the RSUs after termination of the Participant’s Service.  This will be the case, for example, even in the event of a termination of the Participant’s

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Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be without cause, material modification of the terms of employment agreement under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Company or Subsidiary and under Article 10.3 of the Royal Decree 1382/1985.  The Participant acknowledges that the Participant has read and specifically accepts the conditions referred to in Section 6 of the Global Restricted Stock Unit Award Agreement.

Notifications

Securities Law Information.  No “offer to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSUs.  The Plan, the Agreement and any other documents evidencing the grant of the RSUs have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.

Exchange Control Information.  The Participant must declare the acquisition of Shares to the Spanish Dirección General de Comercio Internacional e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness.  The Participant must also declare ownership of any Shares by filing a Form D-6 with the Directorate of Foreign Transactions each January while the Shares are owned.  In addition, the sale of Shares must be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently EUR 1,502,530), in which case, the filing is due within one month after the sale.

Foreign Asset/Account Reporting Information.  The Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to the Participant by the Company or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed EUR 1 million.

Further, to the extent the Participant holds Shares and/or has a bank account outside Spain with a value in excess of EUR 50,000 (for each type of asset) as of December 31, the Participant will be required to report information on such assets on the Participant’s tax return (tax form 720) no later than March 31 for such year.  After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than EUR 20,000 of if the Participant transfers or disposes of previously-reported rights or assets.

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SWITZERLAND

Terms and Conditions

Securities Law Information.  Neither this document nor any materials relating to the Shares (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or one of its Subsidiaries, and (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 3 of the Global Restricted Stock Unit Award Agreement:

Without limitation to Section 3 of the Global Restricted Stock Unit Award Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the immediately foregoing provision will not apply; instead, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable. The Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit.

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